UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd. Ste. 1220 San Antonio, Texas	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   2016 Omnibus Incentive Plan

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Lilis Energy, Inc. (the “Company”) held on July 13, 2017, the Company’s stockholders approved the second amendment (the “Second Amendment”) to its 2016 Omnibus Incentive Plan (the “2016 Plan”) to increase the number of shares of common stock available for grant under the 2016 Plan from 10,000,000 to 13,000,000 shares. The Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board previously approved the Second Amendment, subject to such stockholder approval.

A more detailed summary of the principal features of the 2016 Plan and the text of the Second Amendment can be found in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on June 19, 2017, as supplemented (the “Proxy”). The foregoing description does not purport to be complete and is qualified in its entirety by reference to such summary and the full text of the Second Amendment and the 2016 Plan filed as Annexes B and C to the Proxy, respectively, both of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

As described in Item 5.02(e) above, the Company held the Annual Meeting on July 13, 2017. Six proposals were voted upon at the Annual Meeting, each of which is described briefly below and in detail in the Proxy. The matters voted upon and the number of votes cast for or against (or withheld in the case of proposal 3), as well as the number of abstentions and broker non-votes (as applicable) as to such matters, were as follows:

Proposal 1: To approve (a) the potential issuance of 20% or more of the Company’s outstanding common stock pursuant to the Second Lien Credit Agreement and (b) any “change of control” that may result from the issuance of shares of common stock pursuant to the Second Lien Credit Agreement;

FOR	AGAINST	ABSTAINED
37,541,134	19,626	1,954

Proposal 2: To approve and adopt an amendment to the Company’s amended and restated articles of incorporation to increase the authorized number of shares of common stock;

FOR	AGAINST	ABSTAINED
41,809,804	221,544	1,925

Proposal 3: Election of Directors:

The following nominees, each of whom was nominated for election by the Board and included in the Proxy, were elected by the stockholders at the Annual Meeting to serve on the Board until the 2018 annual meeting of stockholders and their successors are elected and qualified:

	FOR	WITHHELD
Abraham Mirman	25,316,575	12,246,139
Ronald D. Ormand	23,969,806	13,592,908
Nuno Brandolini	21,170,344	16,392,370
R. Glenn Dawson	23,609,173	13,953,541
General Merrill McPeak	24,362,740	13,204,974
Peter Benz	37,031,219	531,495

Proposal 4: To approve, on an advisory basis, the compensation of the Company’s named executive officers;

FOR	AGAINST	ABSTAINED
37,295,307	206,320	61,087

Proposal 5: To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017;

FOR	AGAINST	ABSTAINED
42,012,325	19,829	1,119

Proposal 6: To approve and adopt an amendment to the Company’s 2016 Omnibus Incentive Plan to increase the authorized number of shares of common stock available and reserved for issuance under such plan by 3,000,000 shares to an aggregate of 13,000,000 shares;

FOR	AGAINST	ABSTAINED
36,834,512	676,049	52,153

There were 4,470,559 broker non-votes cast with respect to each of proposals 1, 3, 4 and 6.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer